UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

SCHEDULE 14A

(RULE 14a-101)

SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE

SECURITIES EXCHANGE ACT OF 1934

(AMENDMENT NO.      )

Filed by the Registrant ☒                Filed by a Party other than the Registrant ☐

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☐	Preliminary Proxy Statement

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☒	Definitive Proxy Statement

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☐	Soliciting Material Pursuant to Section 240.14a-12

XATA CORPORATION

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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XATA CORPORATION

965 Prairie Center Drive

Eden Prairie, MN 55344

(952) 707-5600

December 15, 2011

Dear Shareholder:

You are cordially invited to attend the Annual Meeting of Shareholders of Xata Corporation to be held on Wednesday, February 8, 2012, at the Westin Edina Galleria, 3201 Galleria, Edina, Minnesota, at 3:00p.m.

This year you are presented with proposals to:

1.	Elect nine directors; and

2.	Transact such other business as may properly come before the meeting or any adjournments thereof.

Following the formal business of the meeting, we will report on the affairs of the Company and respond to questions of general interest to shareholders.

We look forward to personally greeting those of you who are able to be present at the meeting. However, whether or not you plan to attend, it is important that your shares be represented, regardless of the number of shares that you hold. Accordingly, you are requested to sign and date the enclosed proxy and mail it in the envelope provided at your earliest convenience.

Very truly yours,

John J. Coughlan
Chairman, President and Chief Executive Officer

XATA CORPORATION

965 Prairie Center Drive

Eden Prairie, MN 55344

(952) 707-5600

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD WEDNESDAY, FEBRUARY 8, 2012

To the Shareholders of Xata Corporation:

The Annual Meeting of Shareholders (“Annual Meeting”) of Xata Corporation (“Xata” or the “Company”) will be held on Wednesday, February 8, 2012, at the Westin Edina Galleria, 3201 Galleria, Edina, Minnesota, at 3:00 p.m., for the following purposes:

1.	To elect nine directors to serve for a one-year term expiring when their successors are elected and qualified at the annual meeting in 2013; and

Only 7 of the 9 directors will be elected by the holders of our common and preferred stock. The two remaining directors will be elected by the holders of our Series B and Series G Preferred Stock, each voting as a class.

2.	To transact such other business as may properly come before the meeting or any adjournments thereof.

We have fixed the close of business on December 13, 2011, as the record date for the determination of shareholders entitled to receive notice of and to vote at the Annual Meeting. Our transfer books will not be closed.

Whether or not you expect to be present personally at the Annual Meeting, please complete, date, sign, and return the accompanying proxy in the enclosed, self-addressed envelope at your earliest convenience. This will insure your participation in the decisions to be made by the shareholders. We sincerely hope that all shareholders who can attend the Annual Meeting will do so.

By Order of the Board of Directors

December 15, 2011	Wesley C. Fredenburg
Secretary

FORM OF PROXY

XATA CORPORATION

965 Prairie Center Drive

Eden Prairie, MN 55344

(952) 707-5600

PROXY STATEMENT FOR

ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD WEDNESDAY, FEBRUARY 8, 2012

GENERAL INFORMATION

This proxy statement is furnished to shareholders by the Board of Directors of Xata Corporation (“Xata” or the “Company”) for solicitation of proxies for use at the Annual Meeting of Shareholders (“Annual Meeting”) to be held on Wednesday, February 8, 2012, at the Westin Edina Galleria, 3201 Galleria, Edina, Minnesota at 3:00 p.m., and at all adjournments thereof. The purposes of the meeting and the matter to be acted upon are set forth in the preceding Notice of Annual Meeting of Shareholders. We are not currently aware of any other matters that will come before the meeting.

A copy of our Annual Report, which includes our report on Form 10-K for the fiscal year ended September 30, 2011, is enclosed for your information. It is not a part of the proxy solicitation material. The Annual Report describes the financial condition of the Company as of and for the fiscal year ended September 30, 2011. This proxy statement and the Annual Report are being mailed to shareholders beginning on or about December 21, 2011.

We have asked brokerage houses and other custodians, nominees and fiduciaries to send proxies and proxy material to the beneficial owners of our common stock and we will reimburse them for their expenses in so doing. To ensure adequate representation at the meeting, our officers, agents and employees may communicate with shareholders, banks, brokerage houses and others by telephone, facsimile, or in person to request that proxies be furnished. We will bear all expenses incurred in connection with this solicitation.

Important Notice Regarding the Availability of Proxy Materials for

the Annual Meeting of Shareholders to Be Held on Wednesday, February 8, 2012.

This proxy statement is available at www.proxydocs.com/xata.

The following proxy materials and related information are available for you to review online at www.proxydocs.com/xata:

•	The Company’s Notice of Annual Meeting of Shareholders and Proxy Statement;

•	The Company’s Form 10-K for the fiscal year ended September 30, 2011;

•	The form of Proxy;

•	The Letter to Shareholders; and

•	Directions to the Annual Meeting of Shareholders.

RECORD DATE AND VOTING

We have fixed December 13, 2011 as the record date for the determination of shareholders entitled to receive notice of and to vote at the Annual Meeting. As of the close of business on the record date, we had issued and outstanding 10,681,573 shares of our common stock, par value $.01 per share, 2,212,267 shares of our Series B Preferred Stock, 1,269,036 shares of our Series C Preferred Stock, 1,566,580 shares of our Series D Preferred Stock, 1,353,605 shares of our Series F Preferred Stock and 10,066,663 shares of our Series G Preferred Stock. The Series B, Series C, Series D, Series F and Series G Preferred Stock are referred to collectively as the “Preferred Stock.” Each share of common stock and Preferred Stock is entitled to one vote on each proposal to be presented at the meeting and one vote in each applicable class vote on such proposal. In addition, the Series B and Series G Preferred Stock vote separately, each as a class, with respect to the election of two of the nine nominees for election as directors, and certain of the other proposals require separate class votes of our common stock and each series of the Preferred Stock. There is no right of cumulative voting.

The presence at the Annual Meeting in person or by proxy of the holders of a majority of the outstanding shares entitled to vote constitutes a quorum for the transaction of business. Directors are elected by a plurality of the votes cast at a meeting at which a quorum is present. Therefore, the individuals who receive the largest number of votes cast are elected as directors up to the maximum number of directors to be chosen at the meeting. Consequently, any shares not voted have no impact on the election of directors.

Similarly, the presence at the Annual Meeting in person or by proxy of a majority of the outstanding shares of a series of our Preferred Stock is required before a class vote of any such series of our Preferred Stock will become effective.

HOW TO VOTE	By signing and returning the enclosed proxy card, you will be giving your proxy to our Chairman, President and Chief Executive Officer (“CEO”) and our Chief Financial Officer (“CFO”) and authorizing either of them to vote your shares.

HOW YOUR PROXY WILL BE VOTED

Unless revoked, all properly executed proxies will be voted as specified. Proxies that are signed but that lack any specification will, subject to the following, be voted FOR each director nominee and FOR each Proposal. If any other matters properly come before the Annual Meeting, or if any of the persons named to serve as directors should decline or be unable to serve, then the persons named in the proxy will vote in accordance with their discretion.

All common stock and Preferred Stock of the Company held by you will be voted in each class and series for which such stock is entitled to vote as directed in your proxy.

HOW TO REVOKE YOUR PROXY	You have the power to revoke your proxy at any time before the convening of the Annual Meeting. Revocations of proxy will be honored if received by us, at the Company, addressed to the attention of Scott G. Christian, CFO, on or before February 1, 2012. In addition, on the day of the meeting, prior to the convening thereof, revocations may be delivered to the tellers who will be seated at the door of the meeting room. Note that any proxy received by the Company prior to the Annual Meeting will revoke any prior proxy given by the shareholder.

ABSTENTIONS	If you abstain from voting as to any matter, your shares shall be deemed present at the meeting for purposes of determining a quorum and for purposes of calculating the vote with respect to such matter, but shall not be deemed to have been voted in favor of such matter.

BROKER NON-VOTES	If a broker turns in a “non-vote” proxy, indicating a lack of voting instruction by the beneficial holder of the shares and a lack of discretionary authority on the part of the broker to vote on a particular matter, then the shares covered by such non-vote proxy will be considered present at the meeting for purposes of determining a quorum but will not be considered to be represented at the meeting for purposes of calculating the vote required for approval of such matter.

DISSENTERS’ RIGHTS	No shareholders are entitled to any dissenters’ rights with respect to any matters to be acted upon at the Annual Meeting.

RECOMMENDATIONS OF THE BOARD OF DIRECTORS

OUR BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” ELECTION OF EACH

NOMINEE FOR DIRECTOR NAMED IN THIS PROXY STATEMENT.

PRINCIPAL SHAREHOLDERS AND OWNERSHIP OF MANAGEMENT

The following table sets forth as of December 13, 2011, the record and beneficial ownership of common stock held by (i) each person who is known by us to be the beneficial owner of more than 5.0% of our common stock; (ii) each of the current directors and nominees; (iii) each Named Executive Officer as defined in the section entitled “Executive Compensation”; and (iv) all of our executive officers and directors as a group.

Securities reported as “beneficially owned” include (a) securities over which the named person may exercise voting power or investment power, alone or with others, and (b) the number of shares that the named person has the right to acquire within sixty (60) days after December 13, 2011.

	Number of Shares Owned (1)(2)(3)		Percentage (4)
John J. Coughlan (5)(6)	1,247,111		11.0%
Mark E. Claeys (5)(6)	—		*
Donald R. Dixon (5)(6)(7)	8,348,754	(11)(12)	43.9%
Thomas G. Hudson (5)(6)	65,225		*
Roger W. Kleppe (5)(6)	126,210		1.2%
Chad M. Lindbloom (5)(6)	37,500		*
Christopher P. Marshall (5)(6)(8)(9)	11,954,266	(13)(14)(15)(16)	52.9%
Michael J. Paxton (5)(6)	39,999		*
Karen T. Van Lith (5)(6)	22,500		*
Wesley C. Fredenburg	183,491		1.7%
David A. Gagne	483,748		4.4%
All executive officers, current directors and director nominees as a group (13 persons)	22,508,804		69.6%
Technology Crossover Management VII, Ltd. 528 Ramona Street Palo Alto, CA 94301	11,939,166	(13)(14)(15)	52.8%
Trident Capital Management-V, LLC (10) 505 Hamilton Avenue, Suite 200 Palo Alto CA 94301	8,348,754	(11)(12)	43.9%
John Deere Special Technologies Group, Inc. (10) 300 Grimes Bridge Road Roswell GA 30075	2,144,060		20.1%
William and Linda Flies, JT 28822 Lake Avenue Way Frontenac MN 55026	587,550		5.5%

*	Indicates ownership of less than 1.0%.

(1)	Includes shares of common stock issuable under options exercisable within 60 days of December 13, 2011 as follows: John J. Coughlan – 664,500 shares; Donald D. Dixon – 15,000 shares; Thomas G. Hudson – 26,250 shares; Roger W. Kleppe – 35,000 shares; Chad M. Lindbloom – 25,000 shares; Christopher P. Marshall – 35,000 shares; Michael J. Paxton – 25,000 shares; Karen T. Van Lith – 15,000 shares; Wesley C. Fredenburg – 123,911 shares; David A. Gagne – 393,694 shares; all executive officers, directors and director nominees as a group – 1,358,355 shares.
(2)	Includes unvested shares of restricted common stock that are subject to forfeiture for John J. Coughlan – 1,388 shares and all executive officers, directors and director nominees as a group – 1,388 shares.
(3)	Includes shares of common stock issuable upon conversion of Series F Preferred Stock and exercise of related warrants as follows: John J. Coughlan – 5,857 shares; Wesley C. Fredenburg – 17,568 shares; David A. Gagne – 2,928 shares; all executive officers, directors and director nominees as a group – 26,353.
(4)	Any securities not outstanding that are subject to options, warrants, rights or conversion privileges are deemed to be outstanding for the purpose of computing the percentage of outstanding common stock owned by such holder, but not outstanding for the purpose of computing the percentage of common stock owned by any other holder.
(5)	Currently a director.
(6)	Nominee for election as director.
(7)	Nominee of the holders of the Series B Preferred Stock, which is exclusively held by the entities affiliated with Trident Capital Management – V, LLC (collectively, “Trident Capital”), who are also the holders of our Series C and Series D Preferred Stock and a portion of our Series F and Series G Preferred Stock. As holders of Series B Preferred Stock, the Trident Capital entities are entitled to vote for up to two directors as a class so long as they hold at least 325,000 shares of Series B Preferred Stock. Trident Capital has designated only one nominee for election at the Annual Meeting.
(8)	Nominee of holders of the Series G Preferred Stock. Holders of Series G Preferred Stock are entitled to vote for one director as a class so long as there remain at least 2,500,000 shares of Series G Preferred Stock outstanding.
(9)	Mr. Marshall is a Class A Director of Technology Crossover Management VII, Ltd. (collectively, “TCV”), a Cayman Islands exempted company. Technology Crossover Management VII, L.P., a Cayman Islands exempted limited partnership (“Management VII”) is the direct general partner of TCV VII, L.P., a Cayman Islands exempted limited partnership (“TCV VII”) and TCV VII (A), L.P., a Cayman Islands exempted limited partnership (“TCV VII (A)”). TCV is the direct general partner of Management VII, the ultimate general partner of TCV VII and TCV VII (A), and a general partner of TCV Member Fund, L.P., a Cayman Islands exempted limited partnership (“Member Fund”). Each of TCV, Management VII and Mr. Marshall disclaim beneficial ownership of such securities held by TCV VII, TCV VII (A) and Member Fund, except to the extent of their respective pecuniary interest therein.
(10)	Trident Capital has entered into an Amended and Restated Voting Agreement with John Deere Special Technologies Group, Inc. (“JDSTG”) whereby JDSTG, among other things, (a) agrees to vote for the Series B Preferred Stock nominee(s) for director, at such time as Trident Capital no longer holds a sufficient number of shares of Preferred Stock to elect two directors as a separate class, but only for so long as Trident Capital owns at least 800,000 shares of Common Stock (directly or by ownership of Preferred Stock on an as-converted to Common Stock basis), and (b) grants Trident Capital a right of first refusal to acquire a portion of the shares of Common Stock held by JDSTG in the event that JDSTG determine to sell or transfer such shares in certain situations.

(11)	Includes 6,894,728 shares issuable upon conversion of Series B, Series C, Series D, Series F and Series G Preferred Stock and 1,399,026 shares issuable upon exercise of related warrants. The record holders of the shares underlying Preferred Stock and warrants to purchase common stock are set forth in the following table.

	Series B		Series C		Series D		Series F		Series G
	Preferred		Preferred		Preferred		Preferred		Preferred
	Stock	Warrants	Stock	Warrants	Stock	Warrants	Stock	Warrants	Stock	Warrants
Trident Capital Fund-V, L.P.	1,981,828	—	1,136,849	335,939	1,403,400	421,020	907,942	272,382	746,530	223,959
Trident Capital Fund-V Affiliates Fund, L.P.	11,519	—	6,607	1,953	8,156	2,447	5,277	1,583	4,338	1,301
Trident Capital Fund-V Affiliates Fund (Q), L.P.	10,991	—	6,305	1,863	7,783	2,335	5,036	1,511	4,140	1,242
Trident Capital Fund-V Principals Fund, L.P.	57,363	—	32,905	9,723	40,620	12,186	26,279	7,884	21,607	6,482
Tridnet Capital Parallel Fund-V, C.V.	150,566	—	86,370	25,522	106,621	31,986	68,980	20,694	56,716	17,014

(12)	Includes 12,500 shares of common stock awards and 20,000 options exercisable for shares of common stock (together, the “Trident Awards”), granted to Mr. Marshall in his capacity as a director nominated to the Board of Directors of the Company by Trident Capital, and the Trident Awards are held directly by Mr. Marshall solely for the benefit of Trident Capital pursuant to the terms of Trident Capital’s operating agreement in each case beneficially owned by Trident Capital. Mr. Marshall disclaims beneficial ownership of the Trident Awards and of any shares of common stock that may be received upon the conversion or exercise of any Trident Awards, except to the extent of his pecuniary interest therein.
(13)	Does not include 12,500 shares of common stock awards and 20,000 options exercisable for shares of common stock (together, the “Trident Awards”), in each case beneficially owned by Trident Capital. The Trident Awards were granted to Mr. Marshall in his capacity as a director nominated to the Board of Directors of the Company by holders of Series B Preferred Stock, and the Trident Awards are held directly by Mr. Marshall solely for the benefit of Trident Capital pursuant to the terms of Trident Capitals’s operating agreement. Mr. Marshall disclaims beneficial ownership of the Trident Awards and of any shares of common stock that may be received upon the exercise thereof. In addition, Mr. Marshall is a former member of Trident Capital and, as such, has a continuing indirect interest in the Trident Securities held by Trident Capital. Mr. Marshall disclaims beneficial ownership of the Trident Securities and of any shares of common stock that may be received upon the conversion or exercise of any Trident Securities, except to the extent of his pecuniary interest therein.
(14)	Includes 9,166,666 shares issuable upon conversion of Series G Preferred Stock and 2,750,000 shares issuable upon exercise of related warrants. The record holders of the shares of Series G Preferred Stock and warrants to purchase common stock are set forth in the following table.

	Preferred
	Stock	Warrants
TCV VII, L.P.	5,996,276	1,798,883
TCV VII (A), L.P.	3,114,008	934,202
TCV Member Fund, L.P.	56,382	16,915

(15)	Includes 7,500 shares of common stock awards and 15,000 options exercisable for shares of common stock (together, the “TCV Awards”), in each case beneficially owned by TCV. The TCV Awards were granted to Mr. Marshall in his capacity as a director nominated to the Board of Directors of the Company by holders of the Series G Preferred Stock, and the TCV Awards are held directly by Mr. Marshall solely for the benefit of TCV pursuant to the terms of TCV’s operating agreement.
(16)	Includes 15,100 shares of common stock owned individually by Mr. Marshall.

PROPOSAL 1

ELECTION OF DIRECTORS

Our Bylaws provide that the number of directors shall be fixed by resolution of the shareholders or the Board of Directors (the “Board”). The current number of directors is fixed at nine. The nine nominees for election as directors at the Annual Meeting are as follows:

Nominees to be Voted on by Holders of Common and Preferred Stock

John J. Coughlan

Mark E. Claeys

Thomas G. Hudson

Roger W. Kleppe

Chad M. Lindbloom

Michael J. Paxton

Karen T. Van Lith

Nominee to be Voted on by Holders of Series B Preferred Stock Only

Donald R. Dixon

Nominee to be Voted on by Holders of Series G Preferred Stock Only

Christopher P. Marshall

All of the nominees are currently members of the Board of Directors.

Six of the nine nominees for election as directors at the Annual Meeting were selected by the Governance and Nominating Committee of the Board of Directors. These nominees are Karen T. Van Lith, John J. Coughlan, Thomas G. Hudson, Roger W. Kleppe, Chad M. Lindbloom, and Michael J. Paxton.

Mark E. Claeys is a nominee of John Deere Special Technologies Group, Inc. (“JDSTG”), Donald R. Dixon is a nominee of the holders of the Series B Preferred Stock, which is exclusively held by the entities affiliated with Trident Capital Management – V, LLC (collectively, “Trident Capital”), and Christopher P. Marshall is a nominee of the holders of the Series G Preferred Stock. Currently, JDSTG has the right to nominate three directors. Trident Capital has the right to nominate two directors (one of whom must be independent of Trident Capital and approved by our Governance and Nominating Committee of the Board of Directors if the total number of directors is seven or less) and the holders of the Series G Preferred Stock have the right to nominate one director. These rights were negotiated in connection with their respective investments in the Company. Each of JDSTG and Trident Capital has designated just one nominee (Mark E. Claeys and Donald R. Dixon, respectively) for election at the Annual Meeting.

The following current members of the Board of Directors (comprising a majority of the current Board) are “independent,” as defined by NASDAQ listing standards related to Board membership:

Mark E. Claeys

Donald R. Dixon

Thomas G. Hudson

Roger W. Kleppe

Chad M. Lindbloom

Christopher P. Marshall

Michael J. Paxton

Karen T. Van Lith

The directors elected at this Annual Meeting, and at annual meetings thereafter, unless otherwise determined by the Board of Directors or the shareholders, will serve a one-year term expiring upon the election of their successors at the next annual meeting.

In the event any nominee should be unavailable to stand for election at the time of the Annual Meeting, the proxies may be voted for a substitute nominee selected by the Board of Directors.

JOHN J. COUGHLAN                      Chairman of the Board, President and Chief Executive Officer

Mr. Coughlan, age 53, has been Chairman, President and Chief Executive Officer since joining Xata in October 2006. Prior to joining Xata, he was involved in a business consulting practice. Through June 2005, he served as president and CEO of Lawson Software, Minnesota’s largest software company. Mr. Coughlan joined Lawson Software in 1987 and became CEO in February 2001 prior to the Lawson’s initial public offering in December of 2001. In addition to his responsibilities at Xata, Mr. Coughlan is an active regional business advocate and serves on the board of directors for several local organizations, including Securian Financial Group, Inc.

Mr. Coughlan has significant prior experience managing software companies and brings broad expertise in the development, marketing and selling of software solutions and services. He also provides the Company with leadership for employee motivation and development.

MARK E. CLAEYS                         Director since May 2011

Mr. Claeys is the Director of Finance for Deere and Company’s Intelligent Solutions Group and Enterprise Information Technology function. Mr. Claeys joined Deere & Company in 1988 as an Internal Auditor and completed a number of assignments at various Deere facilities in the finance arena including three years as a Manager in Corporate Business Development. Prior to joining Deere & Company, Mr. Claeys worked as an auditor at the public accounting firm of Deloitte & Touche. Mr. Claeys holds a Bachelor of Arts degree in Accounting from St. Ambrose University (1984) and is a licensed CPA. Currently, Mr. Claeys serves as a board member for the Deere Employees Credit Union. Mr. Claeys is 49 years old.

Mr. Claeys brings to the Board a strong technology, financial and business background. Mr. Claeys has extensive experience in the technology industry.

DONALD R. DIXON                      Director since February 2010

Mr. Dixon is a co-founder of Trident Capital and has been a Managing Director since 1993. From 1988 to 1993, Mr. Dixon was Co-President of Partech International, a private equity fund manager associated with Banque Paribas. From 1983 to 1988, he was a Managing Director of Alex, Brown & Sons. Earlier in his career, Mr. Dixon was a Vice President of Morgan Stanley & Co. and a Senior Account Officer at Citibank, N.A. Mr. Dixon serves as a director of AccountNow, Advanced Payment Solutions, Amprius, ByteMobile, Clarus Systems, eGistics, Inc., Infotrieve, Merchant e-Solutions, Neohapsis, Odyssey Logistics, PAL, Qualys, RoyaltyShare, Solexant, Syndero and Tiandi Energy. He is also on the investment committee of Mustang Ventures, an affiliated China fund of Trident Capital Fund VI. Mr. Dixon’s past directorships include Affiliated Computer Services (ACS), Anasazi Inc. (acquired by Pegasus Solutions Inc.), BankAmerica Merchant Services, Inc. (BPI), BlueStar Solutions (acquired by ACS), CSG Systems International, Inc. (CSGS), Epicor Software Corporation (EPIC), Epoch Partners (acquired by Goldman Sachs), Evolving Systems, Inc. (EVOL), InfoUSA, Inc. (IUSA), Pegasus Systems, Inc. (PEGS), Signio (acquired by Verisign), Sygate Technologies (acquired by Symantec) and Unison Software, Inc. (acquired by IBM). Mr. Dixon earned his B.S.E. in Mechanical and Aerospace Engineering from Princeton University and his M.B.A. from Stanford Graduate School of Business. Mr. Dixon is Co-Chairman of the Advisory Committee of the Princeton University School of Engineering and Applied Sciences. Mr. Dixon is 64 years old.

Mr. Dixon brings to the Board business leadership, corporate strategy and operating expertise, and a strong background in the software industry. In particular, he has extensive experience in growing software businesses, launching new products, brand building, innovation, marketing, customers and sales channels. Mr. Dixon also lends an investor perspective based on his leadership role as a managing director of a private equity group.

THOMAS G. HUDSON                      Director since October 2007

Mr. Hudson is the retired Chairman and Chief Executive Officer, Muve, Inc., a Mayo Clinic IP company that provides tools, software (SaaS) technology and coaching services to help individuals lose weight. Before joining Muve, Inc., Mr. Hudson was the Chief Executive Officer of Global Capacity, a start-up company that provides integrated communications logistics software solutions worldwide. Prior to joining Global Capacity in June of 2005, Mr. Hudson served as Chairman and Chief Executive Officer of CNT, a provider of wide area storage networks, since June 1996, as a director since August 1996 and as Chairman of the board of directors since May 1999. From 1993 to June 1996, Mr. Hudson served as Senior Vice President of McGraw Hill Companies, a leading information services provider, serving also as General Manager of its F.W. Dodge Division, and as Senior Vice President, Corporate Development. From 1968 to 1993, Mr. Hudson served as Vice President and General Manager in a number of management positions at IBM Corporation. Mr. Hudson is a graduate of the University of Notre Dame with a bachelor’s degree in Electrical Engineering and New York University with an MBA in Finance. Mr. Hudson attended the Harvard Advanced Management Program in 1990. Mr. Hudson previously served on the board of directors of CGSY, CNT, McData Corp, Lawson Software, Ciprico, Plato Software, Incentra Solutions, all publicly traded companies and three private companies, Wyndstrom, MQSoftware and AltoSoft Corporation. Mr. Hudson is 66 years old.

Mr. Hudson brings to the Board business leadership, corporate strategy and operating expertise and a strong background in software technologies. In particular, he has extensive experience in launching new technologies, brand building and marketing.

ROGER W. KLEPPE                        Director since September 1995

Mr. Kleppe is the former Senior Vice President of human resources, real estate and facility services for BlueCross and BlueShield of Minnesota. Mr. Kleppe was with BlueCross from March 1994 until his retirement. Mr. Kleppe previously served on the BlueCross board of trustees and on the corporate member board, each for two years. Prior to March 1994, Mr. Kleppe was vice president of human resources and administrative resources for National Business Systems, Inc. He has extensive human resources experience and has been involved with many business community organizations, such as the Minnesota Chamber of Commerce. Mr. Kleppe has served on the board of directors for Prime Therapeutics, Inc., a for-profit pharmacy benefit management company. Mr. Kleppe also had served as president of the Human Resources Executive Council, a professional association of human resource executives from the largest companies in the Twin Cities, and had served as a member of the board of advisors for the Executive Development Center, Carlson School of Management, at the University of Minnesota. Mr. Kleppe is 62 years old.

Mr. Kleppe brings to the Board business leadership, corporate strategy and operating expertise. In particular, he has extensive experience in human resources from his leadership role at Blue Cross and involvement in several other companies and community organizations.

CHAD M. LINDBLOOM                      Director since February 2008

Mr. Lindbloom is currently Senior Vice President and Chief Financial Officer of C.H. Robinson Worldwide, Inc. C.H. Robinson Worldwide, Inc. provides worldwide freight transportation services and logistics solutions to companies of all sizes, in a wide variety of industries. Mr. Lindbloom has served in various roles with

C.H. Robinson Worldwide, Inc. since joining the company in 1990. Mr. Lindbloom currently serves on the board of directors of Children’s Hospitals and Clinics of Minnesota. Mr. Lindbloom holds a Bachelor of Science degree and a Masters of Business Administration from the Carlson School of Management at the University of Minnesota. Mr. Lindbloom is 47 years old.

Mr. Lindbloom brings to the Board financial leadership and business strategy expertise. In particular, he has extensive experience in the transportation industry as well as mergers and acquisitions. Mr. Lindbloom also provides a compliance perspective from his leadership role of a publicly traded company.

CHRISTOPHER P. MARSHALL          Director since December 2003

Mr. Marshall joined Technology Crossover Management VII, Ltd. (“TCV”) in 2008 as a General Partner and has been in the venture capital industry since 1995. His primary investment focus is the payments, internet and business services industries. Prior to joining TCV, Mr. Marshall spent 12 years at Trident Capital, focused on the software, business services and internet markets. Earlier in his career, Mr. Marshall worked for Banque Paribas and the Chase Manhattan Bank. Mr. Marshall earned his B.A. from Hamilton College and his M.B.A. from the J. L. Kellogg Graduate School of Management at Northwestern University. Mr. Marshall also serves on the board of TheStreet.com and HomeAway, Inc. Mr. Marshall is 43 years old.

Mr. Marshall brings to the Board business leadership, corporate strategy and operating expertise, and a strong background in the software industry. In particular, he has extensive experience in growing software businesses, launching new products, brand building, innovation, marketing, customers and sales channels. Mr. Marshall also lends an investor perspective based on his leadership role as a managing director of a private equity group.

MICHAEL J. PAXTON                      Director since May 2008

Mr. Paxton is President and Chief Executive Officer of Chamilia, Inc., a leading designer and manufacturer of high quality, personalized jewelry. Mr. Paxton is also Chairman of the board of directors of Transport Corporation of America, Inc. and previously served as that company’s CEO and President from 2001 to 2007. Transport America is a national truckload carrier and logistics service company based in Eagan, Minnesota. From 1998 to 2001, Mr. Paxton was the President and CEO of the Sunbeam Health and Safety Company, a subsidiary of Sunbeam. Beginning in 1996, he served as Chairman, President, and CEO of O-Cedar Holdings, Inc., the leading brand of consumer household cleaning tools in the United States. The majority of Mr. Paxton’s career was spent in senior management positions with Pillsbury and Grand Metropolitan PLC (Diageo), the parent company. In 1992, he was appointed as President and CEO of the Haagen-Dazs Company. Prior to Pillsbury, Mr. Paxton held progressive sales and marketing positions with Safeco Insurance Company, The Drackett Products Company and Miles Laboratories. He currently serves on the board of directors of Transport Corporation of America, Inc.; Azteca Foods, Inc.; Foster Farms, Inc.; and Gemini, Inc. Mr. Paxton is 65 years old.

Mr. Paxton brings to the Board business leadership, corporate strategy and operating expertise and a strong background in consumer-packaged goods. Mr. Paxton has extensive experience in the transportation industry as well as launching new products, brand building, innovation and marketing.

KAREN T. VAN LITH                      Director since May 2010

Ms. Van Lith is currently the Chief Executive Officer of Make Music, Inc. Prior to joining Make Music, Ms. Van Lith was the President and CEO of Gelco Information Network, a SaaS-based software company providing expense management solutions and trade promotion management services. She previously served in various capacities with Ceridian Corporation and Deluxe Corporation prior to joining Gelco Information Network. Ms. Van Lith currently serves on the board of Associated Banc-Corp and MakeMusic, Inc. Ms. Van Lith is 52 years old.

Ms. Van Lith provides the Board with overall business and financial experience in various industries. Ms. Van Lith has gained extensive knowledge of the software industry with a focus on SaaS-based companies.

Board Leadership Structure

Our Company’s Board of Directors does not have a current requirement that the roles of Chief Executive Officer and Chairman of the Board be either combined or separated, because the Board believes it is in the best interests of our Company to make this determination based on the position and direction of our Company and the constitution of the Board and management team. The Board of Directors regularly evaluates whether the roles of Chief Executive Officer and Chairman of the Board should be combined or separated. The Board of Directors has determined that having our Company’s Chief Executive Officer serve as Chairman is in the best interest of our shareholders at this time. The Chief Executive Officer is responsible for the day-to-day management of our Company and the development and implementation of our Company’s strategy, and has access to the people, information and resources necessary to facilitate Board function. The Board of Directors believes that combining the roles of Chief Executive Officer and Chairman contributes to an efficient and effective Board.

Our non-management directors facilitate the Board’s independence by meeting frequently as a group and fostering a climate of transparent communication. The Board of Directors elected Thomas G. Hudson to be the Lead Director for purposes of leading those meetings where Mr. Coughlan is not present. The high level of contact between our directors and our Chairman between Board meetings and the specificity contained in the Board’s delegation of authority parameters also serve to foster effective Board leadership.

Oversight of Risk Management

Management is responsible for day-to-day risk assessment and mitigation activities and our Company’s Board of Directors is responsible for risk oversight, focusing on our Company’s overall risk management strategy, our Company’s degree of tolerance for risk and the steps management is taking to manage our Company’s risks. While the Board as a whole maintains the ultimate oversight responsibility for risk management, the committees of the Board can be assigned responsibility for risk management oversight of specific areas.

The Audit Committee reviews the Company’s portfolio of risk, discusses with management significant financial risks in conjunction with enterprise risk exposures, the Company’s policies with respect to risk assessment and risk management and the actions management has taken to limit, monitor or control financial and enterprise risk exposure.

The Compensation Committee oversees risk management as it relates to our compensation plans, policies and practices in connection with structuring our executive compensation programs and reviewing our incentive compensation programs for other employees and has reviewed with management whether our compensation programs may create incentives for our employees to take excessive or inappropriate risks which could have a material adverse effect on the Company.

The Governance and Nominating Committee has adopted a framework for the oversight of enterprise risk pursuant to which it works with management to identify, categorize and evaluate enterprise risks, and also to develop risk mitigation and response strategies.

Director Compensation

For fiscal 2011, the non-employee directors received the following total compensation:

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($) (1)	Option Awards ($) (2)	Total ($)
Mark E. Claeys	—	—	—	—
Donald R. Dixon	—	14,250	11,500	25,750
Thomas G. Hudson	15,000	14,250	11,500	40,750
Roger W. Kleppe	15,000	14,250	11,500	40,750
Chad M. Lindbloom	15,000	14,250	11,500	40,750
Christopher P. Marshall (3)	—	14,250	11,500	25,750
Michael J. Paxton	15,000	14,250	11,500	40,750
Karen T. Van Lith	15,000	14,250	11,500	40,750

(1)	Valuation of stock and option awards is based on the aggregate grant date fair value. See Note 11, Stock-Based Compensation, to the Company’s audited consolidated financial statements included in the Annual Report on Form 10-K for the fiscal year ended September 20, 2011 for a description of the assumptions used.
(2)	Total options outstanding at September 30, 2011: Donald R. Dixon - 15,000 options; Thomas G. Hudson - 26,250 options; Roger W. Kleppe - 35,000 options; Chad M. Lindbloom - 25,000 options; Christopher P. Marshall - 35,000 options; and Michael J. Paxton - 25,000 options; Karen T. Van Lith - 15,000 options.
(3)	Prior to the 2010 Annual meeting, all options and stock awards were granted to Mr. Marshall in his capacity as a director nominated to the Board of Directors by Trident Capital. Such options and restricted stock awards are held directly by Mr. Marshall solely for the benefit of Trident Capital pursuant to the terms of Trident Capital’s operating agreement. Mr. Marshall disclaims beneficial ownership of all such options and restricted stock awards and of any shares of Common Stock that may be issuable upon the exercise thereof.

Non-employee directors (except Mr. Claeys, the JDSTG director, Mr. Dixon, the Series B Preferred Stock director and Mr. Marshall, the Series G Preferred Stock director), receive $15,000 annually to serve on the Board of Directors. This amount may be prorated based on actual time served on the Board of Directors during the fiscal year.

Each non-employee director (except Mr. Claeys, the JDSTG director) receives upon re-election at each Annual Meeting a 10,000-share stock option grant and a 5,000-share stock award, both pursuant to the Company’s 2007 Long-Term Incentive and Stock Option Plan. This amount may be prorated based on actual time served on the Board of Directors during the fiscal year. The stock options are exercisable for ten years commencing at the date of grant at a price equal to the fair market value of the common stock on the date of grant. The stock award and stock options are fully vested at the time of award. At its discretion, the Company has the ability to offer a cash gross-up to offset the estimated tax liability incurred at the time of the stock award.

Each director is reimbursed by the Company for his actual out-of-pocket expenses for telephone, travel, and miscellaneous items incurred on behalf of the Company.

Board Meetings and Committees

During the fiscal year ended September 30, 2011, the Board of Directors met six times. Committees of the Board of Directors generally meet immediately prior to and/or after meetings of the Board of Directors. With the exception of Mr. Bharat, no director attended fewer than 75 percent of the aggregate of the meetings of the Board of Directors and of the meetings of the Board committees on which they served. The Board of Directors does not have a policy regarding the attendance at annual meetings.

The Board of Directors has established an Audit Committee, Compensation Committee, and Governance and Nominating Committee. During the fiscal year ended September 30, 2011, each committee was composed of all independent directors (under the NASDAQ standards applicable to such committees) as follows:

Audit Committee	Compensation Committee	Governance and Nominating Committee
Chad M Lindbloom (Chairman) Thomas G. Hudson Michael J. Paxton	Roger W. Kleppe (Chairman) Christopher P. Marshall	Thomas G. Hudson (Chairman) Roger W. Kleppe Michael J. Paxton

The Board of Directors has unanimously determined that all Audit Committee members are financially literate under the NASDAQ Stock Market Rules and all members are qualified audit committee financial experts as defined in the regulations of the Securities and Exchange Commission (the “SEC”).

The purpose of the Audit Committee includes (1) annually selecting a firm of independent public accountants as auditors of the books, records and accounts of the Company; (2) reviewing the scope of audits made by the independent public accountants; and (3) receiving and reviewing the audit reports submitted by the independent public accountants and taking such action in respect of such reports as the Audit Committee may deem appropriate to assure that the interests of the Company are adequately protected. Refer to the section entitled “Audit Committee Report”. During the year ended September 30, 2011, the Audit Committee met five times. The Company has established an Audit Committee Charter that sets forth the Audit Committee’s principal accountabilities. This Charter is available on our website, www.xata.com.

The purpose of the Compensation Committee is to annually review and approve management’s overall compensation plan for the Company’s employees, excluding officers. The Committee also approves all incentive plans and sets officer annual salaries and incentives, including cash and non-cash remuneration. The Compensation Committee also determines all equity compensation that may be included in the compensation set forth for each individual. During the year ended September 30, 2011, the Compensation Committee met four times. The Company has established a Compensation Committee Charter that sets forth the Compensation Committee’s principal accountabilities. This Charter is available on our website, www.xata.com.

The purpose of the Governance and Nominating Committee is to (1) oversee corporate governance matters; (2) approve director-nominees to be considered for election by shareholders and for election by the Board of Directors to fill any vacancy or newly created directorship; and (3) make recommendations to the Board concerning the appropriate size and composition of the Board of Directors and each Board committee, and the establishment of new Board committees. During the year ended September 30, 2011, the Governance and Nominating Committee met one time. The Company has established a Governance and Nominating Committee Charter that sets forth the Governance and Nominating Committee’s principal accountabilities. This Charter is available on our website, www.xata.com.

Our Board of Directors has adopted Xata’s Code of Business Conduct and Ethics and designated it as the code of ethics for the Company’s Chief Executive Officer and senior financial officers. The Code of Business Conduct and Ethics also applies to all employees and directors. A copy of Xata’s Code of Business Conduct and Ethics has been posted on our website at http://www.xata.com/media/docs/xata-code-of-business-conduct-and-ethics.pdf. We intend to satisfy the disclosure requirements under Item 5.05 of Form 8-K regarding amendments to or waivers from, Xata’s Code of Business Conduct and Ethics by posting such information on our website at within four business days following the date of such amendment or waiver.

Nomination of Director Candidates

Nominees for election to the Board of Directors of the Company are selected by the Governance and Nominating Committee, subject to the rights of JDSTG, and holders of the Series B and Series G Preferred Stock (refer to Notes 7, 8 and 9 of the table in the “Principal Shareholders and Ownership of Management” and “Election of Directors” section). To date, all director nominees (other than nominees of JDSTG, and holders of the Series B and Series G Preferred Stock) have been identified by current directors or management. We do not have a formal policy regarding the consideration of diversity in identifying director nominees. The Governance and Nominating Committee does consider, among other things, a director nominee’s potential contribution to the diversity of background and experience of our Board of Directors, including with respect to age, gender, international background, race and specialized experience. We have never engaged a third party (for a fee or otherwise) to identify candidates and, other than nominees of JDSTG, and holders of the Series B and Series G Preferred Stock, we have never received a proposed candidate from a source outside of the Company. However, the Governance and Nominating Committee would consider any candidate proposed in good faith by a shareholder. To do so, a shareholder should send the candidate’s name, credentials, contact information, and his or her consent to be considered as a candidate to our Chairman, President and Chief Executive Officer, John J. Coughlan. The proposing shareholder should also include his or her contact information and a statement of his or her share ownership (how many shares owned and for how long). The Governance and Nominating Committee evaluates candidates based on financial literacy, knowledge of the Company’s industry or other background relevant to the Company’s needs, status as a stakeholder in the Company, “independence” for purposes of compliance with the rules of the SEC and NASDAQ, and willingness, ability, and availability for service.

Shareholder Communication with the Board

We do not have a formal procedure for shareholder communication with our Board of Directors. In general, our officers are easily accessible by telephone or mail. Any matter intended for the Board, or for any individual member or members of the Board, should be directed to our chief executive officer or chief financial officer with a request to forward the same to the intended recipient. In the alternative, shareholders can direct correspondence to the Board to the attention of our Board Chairman, John J. Coughlan, or to the attention of the Chairman of our Audit Committee, Chad M. Lindbloom, in care of the Company at the Company address. All such communications will be forwarded unopened.

EXECUTIVE COMPENSATION

Executive Officers

Xata’s current executive officers are as follows:

John J. Coughlan, Chairman of the Board, President and Chief Executive Officer. Mr. Coughlan, age 53, has been Chairman, President and Chief Executive Officer since joining Xata in October 2006. Prior to joining Xata, he was involved in a business consulting practice. Through June 2005, he served as president and Chief Executive Officer of Lawson Software, Minnesota’s largest software company. Mr. Coughlan joined Lawson Software in 1987 and became Chief Executive Officer in February 2001, prior to Lawson’s initial public offering in December 2001. In addition to his responsibilities at Xata, Mr. Coughlan is a strong regional business advocate, and he serves on the board of directors for several local organizations, including Securian Financial Group, Inc.

Scott G. Christian, Chief Financial Officer. Mr. Christian, age 57, joined Xata in April 2011, as Chief Financial Officer. Prior to joining Xata, he served as president and Chief Executive Officer of Spanlink Communications, Inc., a Minneapolis-based Cisco partner focused on designing, implementing and supporting contact-center and customer-collaboration solutions. Prior to that, he served as president and Chief Executive Officer of Norstan, Inc. Mr. Christian also held various senior financial positions within Ceridian Corporation and Automatic Data Processing’s Electronic Services Division. Mr. Christian holds a Bachelor of Arts degree from the University of Dayton and a Master’s degree from Pepperdine University.

David A. Gagne, Chief Operating Officer. Mr. Gagne, age 45, joined Xata in January 2007, serving as Executive Vice President of Field Operations until assuming his current responsibilities as Chief Operating Officer in February 2011. Prior to joining Xata, Mr. Gagne held several leadership positions at Lawson Software, including Vice President of Strategic Development and vice President of the Healthcare Client group. Mr. Gagne has over 15 years of experience in working with sales teams to meet their revenue objectives and build ongoing customer relationships. Mr. Gagne earned a Bachelor of Science degree in Business Administration from Boston University School of Management.

Wesley C. Fredenburg, General Counsel and Secretary. Mr. Fredenburg, age 60, joined Xata in February 2008 as General Counsel and Secretary. Before joining Xata, he was General Counsel for Vanguard Car Rental, the holding company for National and Alamo car rentals. At Vanguard, he and the executive team performed domestic and international merger and acquisition work, completed an S-1 in preparation for taking Vanguard public, and then, as an alternative, successfully sold the company to private investors. Mr. Fredenburg previously served as General Counsel at Velocity Express Corporation, where he assisted the company with its multiple debt and equity financings, corporate governance and NASDAQ compliance. Mr. Fredenburg also has extensive experience in real estate, risk management, human resources, international development and government relations. Prior to serving as in-house counsel, he was a partner at Crowe & Dunlevy, Oklahoma’s oldest and largest law firm.

Odell R. Tuttle, Chief Technology Officer. Mr. Tuttle, age 43, joined Xata in September 2011 as Chief Technological Officer. Prior to joining Xata, Mr. Tuttle was the Chief Technology Officer of Healthland, responsible for driving technology and product direction. Prior to joining Healthland, Mr. Tuttle also held senior developmental positions with Gearworks, Inc. and Digital River, Inc. Mr. Tuttle is a member of numerous professional organizations, including the CIO/CTO Leadership Council, International .NET User Association (INETA) and the Association for Computing Machinery (ACM). Mr. Tuttle earned a Bachelor’s of Business Administration degree from the University of North Dakota and he attended the post-graduate software engineering program at the University of St. Thomas in St. Paul, Minnesota.

Compensation Committee Report

The Compensation Committee reviewed and discussed the “Compensation Discussion and Analysis” section below with management. Based on this review and discussion, the Compensation Committee recommended to the Board of Directors that the “Compensation Discussion and Analysis” section below be included in the proxy statement and the Company’s Form 10-K for the fiscal year ended September 30, 2011.

The Compensation Committee:

Roger W. Kleppe (Chairman)

Christopher P. Marshall

Compensation Discussion and Analysis

This compensation discussion and analysis (“CD&A”) is intended to provide context for the decisions underlying the compensation reported in the executive compensation tables included in this proxy statement for the Company’s Chief Executive Officer and the two other executive officers who had the highest “total compensation” for fiscal 2011, as set forth in the “Summary Compensation Table” below (these three executive officers are collectively referred to as the “Named Executive Officers” or the “NEO’s”). The Compensation Committee of the Company’s Board of Directors is responsible for policies and decisions regarding the compensation and benefits for NEO’s. Certain facts described in this CD&A reflect Compensation Committee deliberations about which management does not have personal knowledge, although the Compensation Committee has advised management that the information in this CD&A is accurate and materially complete.

Objectives of the Company’s Executive Compensation Program

The objectives of the Company’s executive compensation program are to:

•	Attract and retain top quality executive talent;

•	Establish and support a performance-driven culture and motivate executives to deliver strong business results; and

•	Ensure that executives are aligned with shareholder expectations by closely linking total compensation with short-term business objectives and creation of long-term shareholder value.

Attraction and retention of top quality executive talent

The Compensation Committee strives to assess competitive compensation regarding Xata’s executives. To help ensure that Xata’s executive compensation is in-line with the market, the Compensation Committee benchmarks Xata’s compensation against comparable companies representing, among others, the market for executive talent most applicable to the Company. The Compensation Committee designs the executive compensation program to be performance-based in order to drive performance and to assure that strong performance is well rewarded, thus attracting and retaining high-performing, results-oriented executives. Long-term incentives are designed, in part, to provide retention incentive as well as to reward the creation of long-term shareholder value.

Linkage to short-term business objectives and creation of long-term shareholder value

The Compensation Committee seeks to motivate executives to work conscientiously to achieve both short-term and long-term goals and, thereby, create shareholder value. A significant proportion of each NEO’s total compensation opportunity is performance-based variable compensation, which rewards executives for annual business performance against pre-determined financial goals. These rewards are balanced with long-term incentives to both drive short-term growth in shareholder value and to reward long-term decision-making, which results in sustainable growth in shareholder value.

Compensation Data and Analysis

To assist it in meeting its objectives, the Compensation Committee reviewed data on executive compensation trends and competitive compensation analyses including the Company’s officers using both survey data and a group of benchmark companies.

Benchmarking

Benchmark data was used by the Compensation Committee to review and to help determine the appropriate amount of compensation for each NEO in fiscal 2011. Benchmark companies were selected by the Compensation Committee from a broad base of companies in selected industries, and the Compensation Committee selected a smaller group referred to as the Benchmark Companies. The companies in this group were selected to reflect similar offerings, targeted customer segments and the markets for executive talent most applicable to the Company. The Compensation Committee used the Benchmark Companies to verify and determine competitive pay levels for NEO’s positions.

Application of Benchmark Data

The Compensation Committee examined the range of benchmark company data for each NEO position. Although the Compensation Committee used the mid-range of such data as a guide for determining compensation levels, actual values set for any individual NEO may, from time to time, deviate from mid-range because of year-to-year swings in market median data, and to maintain the desired internal equity among executive positions. Unless otherwise disclosed in the below sections on individual elements of direct compensation, the value of compensation paid or targeted for each NEO in fiscal 2011 was within and below the mid-range as determined by the benchmarking process.

Elements of Direct Compensation for Named Executive Officers

The Company uses a combination of cash salary, annual performance-based variable compensation (currently paid in the form of cash) and grants of long-term incentives (in the form of stock options and restricted stock units) as the three elements of total direct compensation for NEO’s. The proportion of total compensation that is dependent on the Company’s business performance (or is “at risk”) varies by position and increases with higher levels of responsibility. The methods by which the amounts of fiscal 2011 compensation for NEO’s were reviewed are described in the following sections for each element of direct compensation.

Salary. The salaries reported in the “Summary Compensation Table” reflect actual cash paid for the fiscal 2011 fiscal year. The salary level for each NEO was established by the Compensation Committee considering both the benchmark data for equivalent positions in the Benchmark Companies and the survey data.

Annual Performance-Based Variable Compensation. The performance-based variable compensation reported for each NEO (in the column of the “Summary Compensation Table” captioned “Non-Equity Incentive Plan Compensation”) represents compensation that was earned based on fiscal 2011 performance. The following describes the methodologies used by the Compensation Committee to determine the final annual performance-based variable compensation earned by each NEO:

Selection of Performance Metrics. For fiscal 2011, the Compensation Committee designed a short-term incentive program (“STIP”) driven by five performance measures that it determined were appropriate to drive desired business behavior for Xata and would correlate positively with total shareholder return. These measures were the Company’s results with respect to (1) installation of 5,000 X5 hardware systems, (2) $46.9 million in software revenue, (3) new Turnpike channel subscriptions in excess of 12,000 (4) overall new Turnpike subscriptions in excess of 18,900 and (5) software bookings $8.9 million, with each measure weighted at 20%.

Establishment of Incentive Goals and Payout Approach. The Compensation Committee designed the relationship between pay and performance to ensure that desired performance would be rewarded with material payouts. Similarly, performance that did not meet the goals would reduce the performance-based variable compensation payout to as low as zero. In setting the performance levels, the Compensation Committee strived to establish challenging but achievable goals. The factors considered by the Compensation Committee in assessing the challenge inherent in the goals included:

•	Management’s internal operating plan; and

•	Expected industry performance.

Payout Based on Performance Against Goals. For fiscal 2011 the Company’s performance, as evaluated by the Compensation Committee, lead to the determination that none of the STIP performance metrics were achieved and therefore no payouts were made under the STIP compensation plan.

The Compensation Committee concluded that the Company’s overall software revenue growth, non-GAAP earnings improvement and free cash flow performance did warrant a bonus payout. In order to recognize significant contributions of staff and considering retention issues, the Compensation Committee recommended and the Board approved a $510,934 discretionary award to be paid out to employees of the Company.

Long Term Incentive Awards. In addition to the above, each of the Company’s executive officers is eligible to receive equity compensation in the form of stock options and/or restricted stock units under the Company’s 2007 Long Term Incentive and Stock Option Plan. It is believed that through the Company’s broad-based plan, the economic interests of all employees, including the executives, are more closely aligned to those of the shareholders. It is also believed that this approach will allow the Company to use equity as an incentive in a balanced manner that supports the recruitment and retention of top talent.

Benefit Plans Available to Named Executive Officers

The Company’s practice is to make available to NEO’s essentially the same benefit plans generally available to other employees in the Company. A review of comparable company benefits offerings determined that the Company provides competitive benefit plans.

Tax and Accounting Implications

Deductibility of Executive Compensation. As part of its role, the Compensation Committee reviews and considers the deductibility of executive compensation under Section 162(m) of the Internal Revenue Code, which provides that the Company may not deduct compensation of more than $1,000,000 that is paid to certain individuals. The Company believes that compensation paid under the management incentive plans is generally fully deductible for federal income tax purposes. However, in certain situations, the Compensation Committee may approve compensation that will not meet these requirements in order to ensure competitive levels of total compensation for its executive officers.

Summary Compensation Table

The following table sets forth information about all compensation (cash and non-cash) awarded to, earned by, or paid to, our Named Executive Officers for the fiscal years ended September 30, 2011 and 2010:

Name and Principal Position	Year	Salary ($)	Stock Awards ($) (1)	Option Awards ($) (2)	Non-Equity Incentive Plan Compensation ($) (3)	All Other Compensation ($)	Total ($)
John J. Coughlan	2011	300,000	138,801	213,320	75,000	5,272	732,392
Chairman, CEO and President	2010	300,000	69,360	218,014	207,896	5,272	800,541
Wesley C. Fredenburg	2011	200,000	40,000	61,475	23,000	1,495	325,969
General Counsel and Secretary	2010	200,000	23,120	34,423	60,600	1,495	319,637
David A. Gagne	2011	255,154	146,601	225,308	31,875	2,410	661,347
Chief Operating Officer	2010	245,000	37,764	56,225	84,491	1,847	425,326

(1)	Stock awards are composed of restricted stock units which vest over a 3 year period and are valued at the fair market value as of the date of grant.
(2)	Valuation of option awards is based on the aggregate grant date fair value using a Black-Scholes option pricing model. See Note 11, Stock-Based Compensation, to the Company’s audited consolidated financial statements included in our Annual Report on Form 10-K for the fiscal year ended September 30, 2011 for a description of the assumptions used.
(3)	Represents formula-based incentive compensation and amounts paid for achievement of certain business objectives. Refer to the section entitled “Annual Performance-Based Variable Compensation” above for discussion regarding these bonuses.

Outstanding Equity Awards as of September 30, 2011

The following table sets forth the number of shares representing both exercisable and unexercisable stock options, and vested and unvested stock awards held by each of the Named Executive Officers as of September 30, 2011, as follows:

	Option Awards					Stock Awards (1)
	Number of Securities Underlying Unexercised Options (#)			Option Exercise	Option Expiration	Number of Shares of Stock That		Market Value of Shares of Stock That
	Exercisable	Unexercisable		Price ($)	Date	Have Not Vested		Have Not Vested ($)
John J. Coughlan	300,000	—		5.40	10/1/2016
	46,666	—		2.99	2/6/2018
	100,000	50,000	(2)	2.00	2/4/2019
	55,474	110,949	(3)	2.89	11/3/2019
	—	170,656	(4)	2.85	2/2/2021
						7,650	(5)	12,776
						12,000	(6)	20,040
						16,000	(7)	26,720
						48,702	(8)	81,332
Wesley C. Fredenburg	40,000	—		2.99	2/6/2018
	33,333	16,667	(2)	2.00	2/4/2019
	17,518	8,759	(3)	2.89	11/3/2019
	—	49,180	(4)	2.85	2/2/2021
						4,000	(6)	6,680
						5,333	(7)	8,906
						14,035	(8)	23,438
David A. Gagne	150,000	—		5.32	1/1/2017
	50,000	—		5.03	2/26/2017
	23,332	—		2.99	2/6/2018
	54,445	27,222	(2)	2.00	2/4/2019
	14,307	28,613	(3)	2.89	11/3/2019
	—	180,246	(4)	2.85	2/2/2021
						6,534	(6)	10,912
						8,711	(7)	14,547
						51,439	(8)	85,903

(1)	Includes both restricted stock awards and restricted stock units, which vest over a 3-year period.
(2)	Options vest on February 4, 2012.
(3)	Options vest in equal increments on November 3, 2011 and 2012.
(4)	Options vest in equal increments on February 2, 2012, 2013 and 2014.
(5)	Remaining restricted stock vests monthly in equal increments through August 31, 2012.
(6)	Remaining restricted stock units will vest on February 4, 2012.
(7)	Remaining restricted stock units will vest in equal increments on November 3, 2011 and 2012.
(8)	Remaining restricted stock units will vest in equal increments on February 2, 2012, 2013 and 2014.

Employment Contracts and Termination of Employment and Change-in-Control Arrangements

The Company executed an employment agreement with John J. Coughlan on October 1, 2006. This agreement provides for a minimum base salary, and an annual incentive bonus based on revenue, profitability and other objectives. The contract is for a period of two years and is annually automatically renewed for successive two-year periods unless terminated by ninety-day notice in advance of renewal. The contract automatically renewed on October 1, 2010. The agreement also contains provisions that prohibit the Company from materially altering position, duties, benefit plans or incentive plans. Under the agreement, in the event the Company terminates the executive’s employment without cause or if the executive terminates employment with good cause attributable to the Company, the executive is entitled to one year of salary continuation, an annual incentive bonus in the amount of fifty percent of base salary, accelerated vesting of certain equity rights, in addition to certain other benefits. The agreement restricts the executive from competing with the Company during and for a period of one year beyond employment with the Company, and restricts the executive from disclosing certain confidential information. The agreement provides for accelerated vesting of certain equity rights in the event of a “change of control” of the Company (as defined in the agreement).

The Company has executed severance agreements with Wesley C. Fredenburg and David A. Gagne. Under the agreement, the executive is entitled to one year of salary continuation, in addition to certain other benefits, in the event that (a) the Company terminates the executive’s employment without cause, or (b) the employee terminates employment for “good reason”, or (c) the executive’s employment is terminated, for other than cause, within six months of a change of control, as defined in the agreement. “Good Reason” includes materially altering the executive’s position, duties, benefit plans or incentive plans.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934 requires the Company’s executive officers and directors, and persons who beneficially own more than ten percent of the Company’s common stock, to file initial reports of ownership and reports of changes in ownership with the SEC. Executive officers, directors and greater than ten percent beneficial owners are required by the SEC to furnish the Company with copies of all Section 16(a) forms they file.

Based solely on a review of the reports furnished to the Company, or written representations from reporting persons that all reportable transaction were reported, the Company believes that during the fiscal year ended September 30, 2011, the Company’s officers, directors and greater than ten percent beneficial owners timely filed all reports they were required to file under Section 16(a).

Indemnification of Directors and Officers

Under Section 302A.521, Minnesota Statutes, the Company is required to indemnify its directors, officers, employees, and agents against liability under certain circumstances, including liability under the Securities Act of 1933, as amended (the “Act”). Article V of the Company’s Bylaws contain substantially similar provisions and, in addition, specifically authorize adoption of agreements for indemnification to the extent permitted by statute and purchase of insurance to meet the Company’s indemnification obligation. The general effect of such provisions is to relieve the directors and officers of the Company from personal liability that may be imposed for certain acts performed in their capacity as directors or officers of the Company, except where such persons have not acted in good faith. In addition, the Company has entered into indemnification agreements with Trident Capital and its representatives who serve as directors on our Board of Directors, which may supplement the indemnification provisions available to them under Minnesota law. The Company has also entered into similar indemnification agreements with the TCV Purchasers.

As permitted under Minnesota Statutes, the Articles of Incorporation of the Company provide that directors shall have no personal liability to the Company or to its shareholders for monetary damages arising from breach of the director’s duty of care in the affairs of the Company. Minnesota Statutes do not permit elimination of liability for breach of a director’s duty of loyalty to the Company or with respect to certain enumerated matters, including payment of illegal dividends, acts not in good faith, and acts resulting in improper personal benefit to the director.

Certain Relationships and Related Person Transactions

As of December 13, 2011, JDSTG was the record holder of 2,144,060 shares of the Company’s common stock. Under the terms of a Stock Purchase Agreement between the Company and JDSTG, as amended, JDSTG has certain rights with respect to corporate actions, including the right to nominate and replace up to three members of our Board of Directors.

As of December 13, 2011, TCV held a substantial portion of our outstanding shares of Series G Preferred Stock, representing the right to vote 11,954,266 shares of our common stock on an as-converted basis. Under the terms of our Certificate of Designation of Preferences of Series G Preferred Stock, TCV (as the majority holder of our outstanding Series G Preferred Stock) has the right to nominate, replace and vote as a separate class with respect to a member of our Board of Directors. In addition, Trident Capital has certain rights of first refusal on certain new equity issuances by us, which is intended to provide Trident Capital with an opportunity to maintain its current ownership. A Voting Agreement among us, TCV and JDSTG is in place to further support certain of TCV’s rights.

Christopher P. Marshall, a member of our Board of Directors, is a general partner of an entity affiliated with TCV, which participated in the Series G Preferred Stock. Mr. Marshall is also a former managing director of an entity affiliated with TCM-V and Trident Capital and, therefore, was affiliated with Trident Capital until 2008. Mr. Marshall was named by TCV as its nominee for election to our Board of Directors at the Annual Meeting.

As of December 13, 2011, Trident Capital held all of our outstanding shares of Series B, Series C and Series D Preferred Stock and portions of our outstanding shares of Series F and Series G Preferred Stock, representing the right to vote 8,358,754 shares of our commons stock on an as-converted basis. Under the terms of our Certificate of Designation of Preferences of Series B Preferred Stock, Trident Capital (as the sole holder of our outstanding shares of Series B Preferred Stock), has the right to nominate, replace and vote as a separate class with respect to up to two members of our Board of Directors. In addition, Trident Capital has certain rights of first refusal on certain new equity issuances by us, which is intended to provide Trident Capital with an opportunity to maintain its current ownership. An Amended and Restated Voting Agreement among us, JDSTG and Trident Capital is in place to further support certain of Trident Capital’s rights.

Donald R. Dixon, a member of our Board of Directors, is a Managing Director of entities affiliated with Trident Capital and was named by Trident Capital as its sole nominee for election to our Board of Directors at the Annual Meeting.

Related Person Transactions

We have an unwritten policy of reviewing financial transactions in which we are a participant and in which a related person has a direct or indirect interest in the transaction involving at least $120,000 in value. For purposes of this policy, related persons include all of our directors and executive officers, any nominee for director, any immediate family member of a director, nominee for director or executive officer of our company and any holder of more than 5% of our common stock, or an immediate family member of such holder. Generally, the Audit Committee of our Board of Directors has responsibility for reviewing such significant related party transactions. However, our board of directors may instead cause a special committee of directors to review such a transaction, provided that no member of the special committee has a direct or indirect interest in the transaction under review. Such a transaction will only be approved if the reviewing committee determines that the transaction is beneficial to our company and the terms of the transaction are fair to us in light of all circumstances surrounding the transaction.

AUDIT COMMITTEE REPORT

The Audit Committee of our Board of Directors is comprised of three (3) directors, all of whom are “independent” under the listing standards of The NASDAQ Stock Market. The Board of Directors has determined that all Audit Committee members are financially literate under current NASDAQ Stock Market Rules and each member has financial management expertise. In addition, the Board of Directors has determined that all members are qualified audit committee financial experts as defined in the regulations of the SEC.

The Committee is responsible for the selection of the Company’s independent accountants. Management is responsible for the Company’s internal controls and the financial reporting process; the independent accountants are responsible for performing an independent audit of the Company’s consolidated financial statements in accordance with generally accepted auditing standards and for issuing a report thereon. The Committee’s responsibility is to monitor and oversee these processes. In this context, the Committee has met and held discussions with management and the independent accountants. The committee is also responsible for overseeing messages received on the Company’s whistleblower alert line and, in that regard, the chair of the Committee receives notices of all messages along with the general counsel.

The Committee has received from the independent accountants the written disclosures and letter required by applicable requirements of the PCAOB regarding the independent accountant’s communications with the Committee concerning independence, and has discussed with the accountants their independence, and has satisfied itself as to the accountants’ independence.

The Committee has discussed with management and the independent accountants the quality and adequacy of the Company’s internal controls. The Committee has also reviewed with the independent accountants their audit plans, audit scope and identification of audit risks.

In addition, the Committee has discussed and reviewed with the independent accountants all communications required by generally accepted accounting standards, including those described in Statement on Auditing Standards No. 61, as amended, “Communication with Audit Committees” and, with and without management present, discussed and reviewed the results of the independent accountants’ examination of the consolidated financial statements.

Based upon the Committee’s discussion with management and the independent accountants, the Committee’s review of the representation of management, and the report of the independent accountants to the Committee, the Committee recommended that the Board of Directors include the audited consolidated financial statements in the Company’s Form 10-K filed with the SEC for the fiscal year ended September 30, 2011.

Members of the Audit Committee:

Chad M. Lindbloom (Chairman)

Thomas G. Hudson

Michael J. Paxton

Principal Accountant

The Audit Committee has selected Grant Thornton LLP as our principal accountant for the fiscal year ending September 30, 2012. Representatives of Grant Thornton LLP are expected to be present at our Annual Meeting to be held on February 8, 2012. They will have the opportunity to make a statement if they desire to do so, and are expected to be available to respond to appropriate questions.

Audit Fees

Aggregate fees billed by Grant Thornton LLP in connection with the audit of our consolidated financial statements for the years ended September 30, 2011 and 2010, and for review of our quarterly consolidated financial statements included in our reports on Form 10-Q during each year totaled $168,000 and $178,000, respectively. No leased personnel were utilized by Grant Thornton LLP in connection with any audit services provided to us.

Audit Related Fees

Aggregate fees billed by Grant Thornton LLP for audit related services during the fiscal years ended September 30, 2011 and 2010, totaled $10,000 and $116,000, respectively. Fees in fiscal 2011 relate to the audit of the Company’s 401k plan. Fees in fiscal 2010 include audit services related to an acquisition and the Company’s 401k plan.

Tax Fees

There were no fees billed by Grant Thornton LLP for tax compliance, advisory and planning services during the fiscal years ended September 30, 2011 and 2010.

All Other Fees

There were no fees billed by Grant Thornton LLP during the fiscal years ended September 30, 2011 and 2010, for products and services provided other than those disclosed above.

Auditor Fees Pre-approval Policy

The Audit Committee has adopted a formal policy concerning approval of audit and non-audit services to be provided by the independent accountant to the Company. The policy requires that all services to be provided by Grant Thornton LLP, the Company’s independent accountant, including audit services and permitted audit-related and non-audit services in excess of $10,000, must be pre-approved by the Committee. The Committee approved all audit and non-audit services provided by Grant Thornton LLP during fiscal 2011.

EQUITY COMPENSATION PLAN INFORMATION

The Company maintains the 2002 Long-Term Incentive and Stock Option Plan and the 2007 Long-Term Incentive and Stock Option Plan. Set forth below is information as of September 30, 2011, regarding shares that may be issued under the plans.

Plan Category	Number of Securities to be Issued upon Exercise of Outstanding Options	Weighted Average Exercise Price of Outstanding Options	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans
Equity compensation plans approved by security holders (1)	2,127,218	$3.21	751,102
Equity compensation not approved by security holders	354,250	$3.54	—
Total	2,481,468	$3.26	751,102

(1)	The 2007 Plan has an evergreen provision in which the maximum number of shares that may be issued under the 2007 Plan shall be cumulatively increased on January 1, 2008, and on each January 1 thereafter for nine years by the lesser of (i) 500,000 Common Shares, (ii) 3.0% of the Company’s outstanding Common Shares, on an as-converted basis, as of the preceding December 31 and (iii) a number of Common Shares determined by the Board.

PROPOSALS FOR 2013 ANNUAL MEETING

We currently anticipate that the next annual meeting, for the fiscal year ending September 30, 2012, (the “2013 Annual Meeting”) will be held on or around February 6, 2013. Under the SEC rules, if a stockholder wants us to include a proposal in our proxy statement and proxy card for our 2013 Annual Meeting, the proposal must be received by us no later than August 17, 2012, to be considered for inclusion in the proxy statement and proxy card for that meeting.

Pursuant to Section 2.11 of our Bylaws, any other proposals to be brought before the 2013 Annual Meeting must be received no later than November 2, 2012, and provide the information required under Section 2.11 of our Bylaws.

In addition, pursuant to the rules of the SEC, proxies solicited by our management for the 2013 Annual Meeting may grant management the authority to vote in its discretion on any proposal to be submitted by a shareholder otherwise than through inclusion in the proxy statement for the 2013 Annual Meeting, unless we have received notice of the shareholder proposal on or before December 1, 2012.

XATA CORPORATION

ANNUAL MEETING OF SHAREHOLDERS

Wednesday, February 8, 2012

3:00 P.M.

Westin Edina Galleria, 3201 Galleria, Edina, Minnesota

XATA CORPORATION

965 Prairie Center Drive

Eden Prairie MN 55344	PROXY

This proxy is solicited on behalf of the Board of Directors.

The undersigned hereby appoints each of John J. Coughlan and Scott G. Christian as proxy, with full power of substitution, to vote all of the shares of common stock which the undersigned would be entitled to vote if personally present at the Annual Meeting of Shareholders of Xata Corporation (the “Company”) to be held Wednesday, February 8, 2012, at the Westin Edina Galleria, 3201 Galleria, Edina, Minnesota, at 3:00 p.m. or at any adjournment thereof, upon any and all matters that may properly come before the meeting or any adjournment thereof, hereby revoking all former proxies.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED “FOR” ALL NOMINEES LISTED IN PROPOSAL 1, AND IN THE DISCRETION OF THE PROXY HOLDER ON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING.

All common stock and preferred stock of the Company held by you will be voted in each class and series for which such stock is entitled to vote as directed in your proxy.

See reverse for voting instructions

Please detach here

TO VOTE BY MAIL AS THE BOARD OF DIRECTORS

RECOMMENDS ON ALL ITEMS BELOW, SIMPLY SIGN,

DATE, AND RETURN THIS PROXY CARD

The Board of Directors Recommends a Vote FOR all nominees.

1. Election of Directors duly nominated:	01 John J. Coughlan	06 Mark E. Claeys
	02 Thomas G. Hudson	07 Karen T. Van Lith
	03 Roger W. Kleppe	08 Donald R. Dixon*
	04 Chad M. Lindbloom	09 Christopher P. Marshall**
05 Michael J. Paxton

☐ Vote FOR all nominees (except as marked)	☐ Vote WITHHELD from all nominees

*	Donald R. Dixon is being voted on solely by the holders of the Series B Preferred Stock of the Company.
**	Christopher P. Marshall is being voted on solely by the holders of the Series G Preferred Stock of the Company.

(INSTRUCTIONS: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDICATED NOMINEE, WRITE THE NUMBER(S) OF THE NOMINEE(S) IN THE BOX PROVIDED TO THE RIGHT.)

2.	The authority to vote, in his discretion, on all other business that may properly come before the meeting.

Attending Meeting? Mark Box ☐

Address change? Mark Box ☐	Dated: , 20
Indicate changes below:

Signature(s) in Box

PLEASE SIGN exactly as name appears below. When shares are held by joint tenants, both should sign. If signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by president or authorized officer. If partnership, please sign in partnership name by an authorized person.

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY PROMPTLY USING THE ENCLOSED ENVELOPE.